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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 033-52761 on Form S-8, Registration Statement No. 333-127361 on Form S-8, and Registration Statement No. 333-127868 on Form S-3 of our reports dated February 27, 2008, relating to the consolidated financial statements of Buckeye Partners, L.P. and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the adoption of the provisions of Statement of Financial Accounting Standards No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R)," as of December 31, 2006), and the effectiveness of Buckeye Partners, L.P and subsidiaries' internal control over financial reporting, appearing in this Annual Report on Form 10-K of Buckeye Partners L.P. for the year ended December 31, 2007.

DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
February 28, 2008

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM